Exhibit 99.1
Investor Update
4/15/2014

This investor update provides Spirit's investor guidance for the first quarter ending March 30, 2014 and full year ending December 31, 2014. All data is based on preliminary estimates.

Capacity - Available Seat Miles (ASMs)	1Q14A	2Q14E	3Q14E	4Q14E	FY2014E
ASMs Year-over-Year % Change	21.0%	17.2%	13.6%	17.2%	17.0%

	1Q14E			FY2014E

Operating Margin	13.2%	-	13.7%	16.0%	-	18.0%

Passenger segments Year-over-Year % Change	17.9%			13.5%	-	14.5%

Operating Expense per ASM (CASM) (cents)
Adjusted CASM(1)	9.97	-	10.02	9.79	-	9.85
Less: Fuel expense per ASM	3.92			3.82
Adjusted CASM ex-fuel(1)	6.05	-	6.10	5.97	-	6.03

Average Stage Length (miles)	1,000			985

Fuel Expense per Gallon ($)
Economic fuel cost*	$3.18			$3.10

Fuel gallons (thousands)	46,677			199,808

*Includes fuel taxes, and into-plane fuel cost. Based on the jet fuel curve as of April 9, 2014.

Select Operating Expenses ($millions)
Aircraft rent	$46			$197
Depreciation and amortization	$11			$50

Effective Tax Rate	37.5%			38.0%

Wtd. Average Share Count (millions)
Basic	72.7			72.9
Diluted	73.3			73.5

Capital Expenditures & Other Working Capital Requirements	Full Year 2014E
($Millions)
Aircraft purchase commitments(2)	$480
Capital expenditures(3)	$40
Payments for heavy maintenance events(4)	$69
Pre-delivery deposits for flight equipment, net of refunds	$73
Pre-paid maintenance deposits, net of reimbursements	$3

Footnotes

(1)	Excludes special items.

(2)
Includes amounts related to the 11 aircraft scheduled for delivery in 2014. The Company has sale and leaseback financing arrangements for 7 of the 2014 aircraft deliveries and is working to secure financing for the remainder. Amount does not include the proceeds from any aircraft financings.

(3)	Includes the purchase of a spare engine that is expected to be financed under a sale and leaseback transaction after delivery.

(4)	Payments for heavy maintenance events are recorded as Long-term deposits and other assets within "Changes in operating assets and liabilities," on the Company's cash flow statement.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the first quarter and full year 2014, including expectations regarding operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company has no intent, nor undertakes any obligation to, publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.